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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 1, 1999


                              PROTECTION ONE, INC.
               (Exact name of Registrant as specified in charter)


            DELAWARE                     0-24780               93-1063818
  (State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
       of Incorporation)                                   Identification No.)


                      PROTECTION ONE ALARM MONITORING, INC.
               (Exact name of Registrant as specified in charter)


          DELAWARE                    33-73002-1                93-1065479
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                      Identification No.)


     600 CORPORATE POINTE, 12TH FLOOR                 90230
          CULVER CITY, CALIFORNIA                   (Zip Code)
 (Address of principal executive offices)


       Registrant's telephone number, including area code: (310) 338-6930


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ITEM 5.  OTHER EVENTS.

On April 1, 1999, Protection One, Inc. announced that as a result of discussions with the staff of the Securities and Exchange Commission (SEC), the company will restate its 1997 operating results and its results for the first three quarters of 1998. These discussions were related to the registration statement filed by Protection One in connection with the proposed acquisition of Lifeline Systems, Inc. (Nasdaq:LIFE).

The company expects the release of additional and more definitive information in its Form 10-K for 1998. As a result of this restatement, the company has filed for a 15-day extension from the SEC of the filing of its 1998 10-K, to April 15, 1999.

The largest adjustment results from a change in accounting treatment for the replacement of residential yard signs which will require Protection One to reverse an approximate $12.3 million acquisition-related expense recorded in 1997 and expense this amount in 1998. With the decision to exit the Westar trade name and utilize the Protection One brand name on a nationwide basis, the former Westar yard signs became obsolete. Protection One considered these charges to be exit costs and accrued the estimated costs of removing and replacing the obsolete signage in the fourth quarter of 1997. The impact of this change is to increase 1997 net income by approximately $7.4 million and to reduce 1998 net income by the same amount.

Protection One also will restate 1997 and 1998 net income to expense the costs of yard signs for accounts acquired in acquisitions which have been capitalized. The impact of this adjustment will reduce 1997 net income by approximately $0.5 million and 1998 net income by approximately $2.5 million. Protection One management also determined a need to increase its 1998 expense provision for uncollectible accounts, which will reduce net income by approximately $3.6 million. In addition, Protection One will increase 1998 net income by approximately $0.5 million to reflect adjustments to purchase price allocations recorded in connection with its business acquisitions.

The overall effect of these adjustments increases 1997 net income by approximately $6.9 million, or $0.10 per share, and decreases 1998 net income by approximately $13 million, or $0.12 per share.

The SEC staff is also reviewing Protection One's amortization methodology use on customer accounts and the timing of non-recurring gains relating to the settlement of certain financial obligations. The company is working with the SEC staff to resolve these open issues.

Protection One currently amortizes customer acquisition costs on a straight line method over a 10-year period. The SEC staff has questioned the appropriateness of the current accounting method. Protection One believes its amortization method is consistent with industry practices, but will work with the SEC to complete their review. A significant change in the amortization method would likely have a material effect on the company's


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results of operations. Protection One expects to resolve this matter prior to filing its first quarter results in 1999.

Until the 1998 10-K is filed, Protection One's financial statements and the auditors' report for the year ended 1997 and the unaudited financial statements for the first three quarters of 1998 should not be relied upon as they do not reflect the adjustments discussed above.

                  A complete copy of the press release is attached hereto as
Exhibit 99.1.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)      Exhibits.

         99.1     Text of press release dated April 1, 1999.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    PROTECTION ONE, INC.
                                    (Registrant)


Date:    April 1, 1999              By:      /s/ JOHN E. MACK III
                                        --------------------------------------
                                    Name:    John E. Mack III
                                         -------------------------------------
                                    Title:   Chief Executive Officer
                                          ------------------------------------



                                    PROTECTION ONE ALARM MONITORING, INC.
                                    (Registrant)


Date:    April 1, 1999              By:      /s/ TOM K. RANKIN
                                        --------------------------------------
                                    Name:    Tom K. Rankin
                                         -------------------------------------
                                    Title:   President
                                          ------------------------------------




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                                  EXHIBIT INDEX

         Exhibit                     Description
         -------                     -----------
           99.1             Press Release dated April 1, 1999.